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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------


                                Amendment No. 1
                                       to

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          NATIONAL HEALTH REALTY, INC.
             (Exact name of registrant as specified in its charter)



                 Maryland                                   52-2059888

     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)

        100 Vine Street, Suite 1400                             37130
             Murfreesboro, TN                                   -----
             ----------------                                 (Zip Code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (615) 890-2020

        Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered               each class is to be registered
            -------------------               -------------------------------
     30,000,000 Shares of Common Stock
       (when issued and regular way)              American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act
                                      None
                                (Title of Class)



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Item 1.          Business.

         The information required by this item is contained under the sections "Introduction," "Summary of Certain Information," "The Plan of Restructure," "Pro Forma Financial Information," "Summary Historical and Pro Forma Financial Information," "Business -- The REIT" and "Relationship Between the REIT and the Corporation After the Restructure" of the Prospectus contained in the Registration Statement on Form S-4 of National Health Realty, Inc. attached hereto (the "Prospectus") and such sections are incorporated herein by reference.

Item 2.          Financial Information.

         The information required by this item is contained under the sections "Summary Historical and Pro Forma Financial Information" and "Pro Forma Financial Information" of the Prospectus and such sections are incorporation herein by reference.

Item 3.          Properties.

         The information required by this item is contained under the sections "Business -- The REIT" and "Relationship Between the REIT and the Corporation After the Restructure" of the Prospectus and such sections are incorporated herein by reference.

Item 4.          Security Ownership of Certain Beneficial Owners and Management.

         The information required by this item is contained under the sections "Management -- The REIT" and "Security Ownership of Certain Beneficial Owners and Management -- The REIT" of the Prospectus and such sections are incorporated herein by reference.

Item 5.          Directors and Executive Officers.

         The information required by this item is contained under the section "Management -- The REIT" of the Prospectus and such section is incorporated herein by reference.

Item 6.          Executive Compensation.

         The information required by this item is contained under the section "Management -- The REIT" of the Prospectus and such section is incorporated herein by reference.

Item 7.          Certain Relationships and Related Transactions.

         The information required by this item is contained under the sections "The Plan of Restructure," "Business -- The REIT," "Relationship Between the REIT and the Corporation After the Restructure" and "Certain Transactions" of the Prospectus and such sections are incorporated herein by reference.



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Item 8.         Legal Proceedings.

         The information required by this item is contained under the section "Risk Factors -- The REIT," "Business -- The REIT," "Business -- The Corporation -- Legal Proceedings" of the Information Statement and such sections are incorporated herein by referenced.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

         The information required by this item is contained under the sections "Summary of Certain Information -- REIT Shares to be Distributed," "--Trading Market," "The Plan of Restructure -- Manner of Effecting the Distribution and Merger," "-- Listing and Trading of Shares and REIT Shares," and "-- Dividends," "Description of Securities -- Shares of the REIT" and "Dividend Policy -- The REIT" of the Prospectus and such sections are incorporated herein by reference.

Item 10.        Recent Sales of Unregistered Securities.

         None. The REIT Shares which will be distributed by National HealthCare L.P. ("NHC") to its Unitholders in the Plan of Restructure described in the Prospectus will be issued to NHC by the Registrant in connection with the formation of the Registrant. The REIT Shares Distributed to NHC's Unitholders are registered pursuant to the S-4.

Item 11.        Description of Registrant's Securities to be Registered.

         The information required by this item is contained under the sections "Description of Securities" and "Comparison of Stockholder/Unitholder Rights" of the Prospectus and such sections are incorporated herein by reference.

Item 12.        Indemnification of Directors and Officers.

         The information required by this item is contained under the section "Description of Securities" and "Comparison of Stockholder/Unitholder Rights" of the Prospectus and Part II, Item 20 of the Registration Statement and such section is incorporated herein by reference.

Item 13.        Financial Statements and Supplementary Data.

         The information required by this item is contained under the section "Summary Historical and Pro Forma Financial Information" and "Pro Forma Financial Information" and the audited balance sheet and accompanying notes of National Health Realty, Inc. in the Prospectus and such financial information is incorporated herein by reference.



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Item 14.      Disagreement with Accountants on Accounting and Financial Matters.

         None.

Item 15.      Financial Statements and Exhibits.

         (a)  Financial Statements

              (i) See Report of Arthur Andersen LLP, independent public accountants in the Prospectus, incorporated herein by reference.


              (ii) See Audited Balance Sheet of National Health Realty, Inc. as of November 26, 1997, and Notes thereto in the Prospectus, incorporated herein by reference.


              (iii) See "Pro Forma Financial Information" in the Prospectus, incorporated herein by reference.

         (b)  Exhibits

              See Index to Exhibits.



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                                   SIGNATURES



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly cause this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           NATIONAL HEALTH REALTY, INC.


Date:    December 5, 1997                  By:      /s/ Richard F. LaRoche, Jr.
                                                    ---------------------------

                                           Title:   Senior Vice President






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                          NATIONAL HEALTH REALTY, INC.

                                     FORM 10

                                    EXHIBITS

EXHIBIT NO.                                  DESCRIPTION                                             PAGE
-----------                                  -----------                                             ----
2.1               Plan of Restructure (incorporated by reference to Exhibit 2.1 to the                N/A
                  Registrant Registration Statement No. 333-37173 on Form S-4).
2.2               Agreement of Merger  (incorporated by reference to Exhibit 2.2 to the               N/A
                  Registrant Registration Statement No. 333-37173 on Form S-4).and
3.1               Articles of Incorporation of National Health Realty, Inc.  (incorporated            N/A
                  by reference to Exhibit 3.1 to the Registrant Registration Statement
                  No. 333-37173 on Form S-4).
3.2               Bylaws of National Health Realty, Inc.  (incorporated by reference to               N/A
                  Exhibit 3.2 to the Registrant Registration Statement No. 333-37173 on
                  Form S-4).
3.3               Limited Partnership Agreement of NHR/OP, L.P.  (incorporated by                     N/A
                  reference to Exhibit 3.3 to the Registrant Registration Statement No.
                  333-37173 on Form S-4).
4                 Indenture of Trust and Security Agreement dated as of December 1,                   N/A
                  1990 by and among National Health Corporation Leveraged Employee
                  Stock Ownership Trust, National Health Corporation, and National
                  HealthCorp L.P. to State Street Bank and Trust Company of
                  Connecticut, National Association, as Indenture Trustee and Barnett
                  Banks Trust Company, National Association, as Florida Co-Indenture
                  Trustee  (incorporated by reference to Exhibit 4 to the Registrant
                  Registration Statement No. 333-37173 on Form S-4).
10.1              Master Agreement of Lease effective as of January 1, 1998 by and                    N/A
                  among National Health Realty, Inc., NHR/OP, L.P. and National
                  HealthCare Corporation.  (incorporated by reference to Exhibit 10.1 to the Registrant Registration Statement No. 333-37173 on Form S-4).
10.2              Advisory, Administrative Services and Facilities Agreement effective                N/A
                  as of January 1, 1998 between National Health Realty, Inc., NHR/OP,
                  L.P. and National HealthCare Corporation.  (incorporated by reference to Exhibit 10.2 to the Registrant Registration Statement No. 333-37173
                  on Form S-4).
10.3.1            Form of National Health Realty, Inc. 1997 Employee Stock Purchase                   N/A
                  Plan  (incorporated by reference to Exhibit 10.3.1 to the Registrant
                  Registration Statement No. 333-37173 on Form S-4).
10.3.2            Form of National Health Realty, Inc. 1997 Stock Option and Stock                    N/A
                  Appreciation Rights Plan  (incorporated by reference to Exhibit 10.3.2 to the Registrant Registration Statement No. 333-37173 on Form S-4).
10.4              Loan Agreement dated as of April 21, 1995 by and between National                   N/A
                  HealthCare L.P. and First American National Bank  (incorporated by reference to Exhibit 10.4 to the Registrant Registration Statement No.
                  333-37173 on Form S-4).



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
10.5              Credit Agreement dated as of December 31, 1996 by and among                         N/A
                  National HealthCare L.P., The Banks, and SunTrust Bank, Nashville,
                  N.A., as Agent  (incorporated by reference to Exhibit 10.5 to the
                  Registrant Registration Statement No. 333-37173 on Form S-4).
10.6              Reimbursement and Letter of Credit Agreement dated as of June 1,                    N/A
                  1989 among West Plains Manor, National HealthCare L.P. and The
                  Bank of Tokyo, Ltd. New York Agency  (incorporated by reference to
                  Exhibit 10.6 to the Registrant Registration Statement No. 333-37173
                  on Form S-4).
10.7              Guaranty Agreement dated as of June 1, 1989 by and between                          N/A
                  National HealthCare L.P. and The Bank of Tokyo, Ltd., New York
                  Agency  (incorporated by reference to Exhibit 10.7 to the Registrant
                  Registration Statement No. 333-37173 on Form S-4).
21                Subsidiaries of the Registrant  (incorporated by reference to Exhibit 21            N/A
                  to the Registrant Registration Statement No. 333-37173 on Form S-4).
23.1              Consent of Arthur Andersen LLP, independent public accountants                      E-1
23.2              Consent of Arthur Andersen LLP, independent public accountants
99                Proxy Statement/Prospectus included in Registration Statement No. 333-37173 on Form S-4 of the Registrant as filed October 3, 1997 as amended
                  November 20, December 4, and December 5, 1997.



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